THIRD AMENDMENT
TO
SUBCONTRACT NO. S09-003
BETWEEN
SOUTHERN RESEARCH INSTITUTE
AND
FLEXENERGY INC.

THIS THIRD AMENDMENT TO THE SUBCONTRACT is hereby entered into this 3rd day of July, 2012 ("Effective Date") by and between **FLEXENERGY INC** ("SUBCONTRACTOR" or "FlexEnergy") and **SOUTHERN RESEARCH INSTITUTE** ("SOUTHERN") (collectively referred to as the "Parties") to amend that certain Subcontract made by and between SUBCONTRACTOR and SOUTHERN on or about July 20, 2009, as amended by Amendment No. One on or about January 21, 2010, and further amended by the Second Amendment on or about May 10, 2011 (collectively, the "Agreement").

WHEREAS, SUBCONTRACTOR and SOUTHERN wish to amend the Agreement;

NOW, THEREFORE, in consideration of the mutual representations, covenants and agreements set forth herein, and other good and valuable consideration, the sufficiency and adequacy of which are hereby acknowledged, the Parties agree to amend the Agreement as follows:

1. **Replacement of Section 3.** Period of Performance.

   The period of performance of this Subcontract shall commence on April 10, 2009 and shall terminate on March 31, 2014, unless terminated earlier or extended by mutual agreement as evidenced by a modification hereto.

2. **Replacement of APPENDIX A – SCOPE OF WORK, Section 1.** General Technical Scope of Work.

   The scope of work shall be performed by SUBCONTRACTOR in two phases. In the first phase, SUBCONTRACTOR shall provide one (1) Flex Powerstation FP250 ("Turbine #1"), including all required subsystems (oxidizer, turbine, controls, instrumentation, piping, etc.) installed, and operated/maintained for the duration of the demonstration period (demonstration complete on December 31, 2012) at a Department of Defense facility located in the continental U.S.

   In the second phase, SUBCONTRACTOR and SOUTHERN shall make reasonable efforts to select a second Department of Defense facility, which may be located in the continental U.S., but is not limited to such location. If SUBCONTRACTOR and SOUTHERN select a second facility by December 31, 2012, SUBCONTRACTOR shall provide one (1) additional Flex Powerstation FP250 ("Turbine #2"), including all required subsystems (oxidizer, turbine, controls, instrumentation, piping, etc.) installed, and operated/maintained for the duration of the demonstration period at a Department of

Defense facility located in the continental U.S. If SUBCONTRACTOR and SOUTHERN do not select a second facility by December 31, 2012, or if the ESTCP decides to cancel the second phase prior to December 31, 2012, SUBCONTRACTOR shall not be required to provide Turbine #2 and all remaining monies will be forfeited

3. **Replacement of APPENDIX A – SCOPE OF WORK, Section 1.5.** Fabrication, Installation and Ownership of the Demonstration Units.

   SUBCONTRACTOR shall be responsible for fabrication and installation of the demonstration units, including all site integration, to meet all good engineering practices and the requirements of the site, local, state and federal authorities and inspectors.

   Upon SOUTHERN's written acceptance of Turbine #1 demonstration unit, legal title to such unit shall immediately transfer to SOUTHERN.

   Legal title of Turbine #2 demonstration unit shall remain with SUBCONTRACTOR for the duration of the second phase. At the completion of the second phase demonstration, SUBCONTRACTOR will sell Turbine #2 to the host site, or establish a long term contract with the host site, e.g., power purchase agreement, energy savings performance contract.

4. **Addition of APPENDIX A – SCOPE OF WORK, Section 1.13.** Engine Upgrade.

   SUBCONTRACTOR shall replace Second Generation engine, at no additional cost, with upgraded Third Generation engine as it becomes available.

5. **Replacement of APPENDIX A – SCOPE OF WORK, Section 2.** Schedule Milestones for FlexEnergy.

   FlexEnergy shall make reasonable efforts to perform the following schedule milestones on or before the below dates:

Schedule for Turbine #1

Task 1. Demonstration Complete: 12/2012
Task 1.1 Site Selection: Completed
Task 1.2 Design: Completed
Task 1.4 Meetings and Reports
Review Draft Final Report: 03/2013
Review Cost & Performance Report: 03/2013
Task 1.5 Fabrication and Installation of the Demonstration Unit: Completed
Task 1.6 Commissioning and Start-Up: Completed
Task 1.7 Acceptance: Completed
Task 1.10 Test, Quality Assurance, and Monitoring Plan: Completed
SOUTHERN Emissions Testing to Begin: 10/2012
Task 1.13 Engine Upgrade: 09/2012

Schedule for Turbine #2 (Pending Site Selection)

Task 1.1 Site Selection: 12/2012
Task 1.2 Design: 02/2013
Original Design Completed: 01/2011
Task 1.4 Meetings and Reports
Review Draft Final Report: 03/2014
Review Cost & Performance Report: 03/2014
Task 1.5 Fabrication and Installation of the Demonstration Unit: 06/2013
Original Unit Fabrication Completed: 01/2011
Installation of Original Unit: Not completed, as unit was decommissioned due to delay in Site Selection
Task 1.6 Commissioning and Start-Up: 07/2013
Task 1.7 Acceptance: 07/2013
Task 1.10 Test, Quality Assurance, and Monitoring Plan: 07/2013
Emissions Testing: 10/2013

6. **Replacement of APPENDIX B – PAYMENT INSTRUCTIONS.**

All past reimbursements from SOUTHERN to SUBCONTRACTOR shall be valid consideration for work performed by SUBCONTRACTOR on Turbine #1 and Turbine #2. SOUTHERN shall make additional reimbursements, contingent upon availability of funds from the USG, for work performed by SUBCONTRACTOR according to the following schedule:

Task	Milestone or Monthly*	Amount Funded	Amount Paid
Ph. 1 - Initial Funding	Milestone	279,440	279,440
Ph. 1 - Turbine Design & Build	Monthly	243,392	243,392
Acceptance Test	Milestone	60,848	60,848
Ph. 1 - Installation & Commissioning	Monthly	143,856	143,856
Commissioning	Milestone	35,964	35,964
Ph. 1 - Operation & Maintenance	Monthly	24,280	24,280
Subtotal - Turbine 1		787,780	787,780
Ph. 2 Turbine Design/Engineer & Study	Monthly	77,760	77,760
Ph. 2 Turbine Design & Build	Monthly	125,112	125,112
Acceptance Test	Milestone	32,024	-
Ph. 2 Install & Commissioning	Monthly	143,856	-

Commissioning	Milestone	35,964	-
Ph. 2 - Operation & Maintenance	Monthly	24,280	-
Subtotal - Turbine 2		438,996	202,872
Total Contract Value		1,226,776	990,652

*Paid in monthly installments up to the amount indicated in the "Amount Funded" column.

EXCEPT AS EXPRESSLY MODIFIED BY THIS AGREEMENT TO AMEND, ALL OTHER TERMS AND CONDITIONS OF THE AGREEMENT SHALL REMAIN IN FULL FORCE AND EFFECT.

IN WITNESS WHEREOF, the Parties hereto have executed this Third Amendment to the Agreement as of the Effective Date.

SOUTHERN RESEARCH INSTITUTE

David A. Rutledge
Signature

David A. Rutledge, Chief Financial Officer DAR
Name & Title

July 3, 2012
Date

FLEXENERGY INC

[signature]
Signature

Mike Levin, Vice President
Name & Title

July 3, 2012
Date